                                   SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement    [_]  Confidential, for Use of the
                                         Commission Only (as permitted
                                         by Rule 14A-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant Under Rule 14a-12

                                  IMAGEMAX, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

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

                                IMAGEMAX, INC.

                             455 Pennsylvania Ave.
                                   Suite 128
                           Fort Washington, PA 19034

Dear Shareholder:

   You are cordially invited to attend the annual meeting of shareholders of ImageMax, Inc. to be held on Wednesday, June 12, 2002 at 10:00 a.m., local time, at The Holiday Inn, 432 Pennsylvania Ave., Fort Washington, Pennsylvania.

   The proposals for the annual meeting relate to:

    1. The election of two (2) directors to the board of directors;

    2. To transact any other business as may properly be brought before the annual meeting.

   The Annual Report on Form 10-K, as amended, for the year ended December 31, 2001 accompanies the proxy statement enclosed with this letter.

   We look forward to seeing you at the annual meeting. Whether or not you are planning to attend, we urge you to return the enclosed proxy at your earliest convenience.

                                          Sincerely,

                                          /s/ David C. Carney
                                          David C. Carney
                                          Chairman of the Board of Directors

                                IMAGEMAX, INC.

                             455 Pennsylvania Ave.
                                   Suite 128
                           Fort Washington, PA 19034

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held On June 12, 2002

                               -----------------

To the Shareholders of ImageMax, Inc.:

   The annual meeting of shareholders of ImageMax, Inc. will be held at The Holiday Inn, 432 Pennsylvania Avenue, Fort Washington, Pennsylvania on Wednesday, June 12, 2002 at 10:00 a.m., local time, for the following purposes:

    1. To elect two Class II directors to serve until the 2005 annual meeting of shareholders; and

    2. To transact any other business as may properly be brought before the annual meeting.

   Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.

   The board of directors has fixed the close of business on May 7, 2002 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof. Only shareholders of record of ImageMax's common stock at the close of business on that date will be entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof.

   Your attention is directed to the accompanying proxy statement for information regarding each proposal to be made at the annual meeting. A copy of ImageMax's Annual Report on Form 10-K, as amended, for the year ended December 31, 2001 is enclosed with this proxy statement.

   All shareholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, we urge you to complete and sign the enclosed proxy, and return it promptly to us. At any time prior to their being voted, proxies are revocable by delivering written notice to us in accordance with the instructions set forth in the proxy statement or by voting at the annual meeting in person.

SHAREHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE ASKED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED
SELF-ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                                          By order of the board of directors

                                          /s/ Mark P. Glassman
                                          Mark P. Glassman
                                          Chief Executive Officer

May 8, 2002
Fort Washington, Pennsylvania

                                IMAGEMAX, INC.

                             455 Pennsylvania Ave.
                                   Suite 128
                           Fort Washington, PA 19034

                               -----------------

          ANNUAL MEETING OF SHAREHOLDERS To Be Held On June 12, 2002

                               -----------------

                                PROXY STATEMENT

   This proxy statement has been prepared and is being distributed in connection with the solicitation by the board of directors of ImageMax, Inc. of proxies in the enclosed form for use at the annual meeting of shareholders to be held on Wednesday, June 12, 2002, at 10:00 a.m., local time, at The Holiday Inn, 432 Pennsylvania Ave., Fort Washington, Pennsylvania, and any adjournment(s) or postponement(s) of the annual meeting.

                      VOTING AND REVOCABILITY OF PROXIES

   Shareholders of record as of the close of business on May 7, 2002, which is sometimes referred to in this proxy statement as the "record date," will be entitled to vote at the annual meeting and any adjournment of the annual meeting. As of the record date, 6,793,323 shares of common stock were outstanding and entitled to one vote each. Execution of a proxy will not in any way affect your right to attend the annual meeting and vote in person. Any shareholder submitting a proxy has the right to revoke it at any time before it is exercised by another instrument or transmission revoking it or by filing a properly created proxy bearing a later date with the Secretary of ImageMax.

   Shares represented by properly executed proxies for which no instructions are received will be voted "for" the nominees identified below under "Proposal No. 1--Election of Class II Directors." The persons named as proxies are a director and Secretary of ImageMax.

   The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the annual meeting, shall constitute a quorum for the purposes of consideration and action on such matter. Abstentions and broker non-votes are each included in the number of shares present at the annual meeting for purposes of establishing a quorum. The two duly nominated nominees for director receiving the highest number of votes cast at the annual meeting will be elected Class II directors. If any other matter should be presented at the annual meeting upon which it is proper to take a vote, shares represented by all proxies received will be voted with respect to those matters in accordance with the judgment of the persons named as proxies.

   This proxy statement and the accompanying materials were first sent to you on or about May 8, 2002.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of April 30, 2002, certain information with regard to beneficial ownership, as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, of outstanding shares of common stock by (1) each person, entity or group known by us to beneficially own five percent (5%) or more of the outstanding shares of common stock, (2) each director and director nominee individually, (3) ImageMax's named executive officers, and (4) all directors and executive officers as a group.

   The percentages of beneficial ownership shown below are based on the 6,793,323 shares of Common Stock issued and outstanding as of April 30, 2002, unless otherwise stated. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes those securities over which a person may exercise voting or investment power. In addition, shares of common stock which a person has the right to acquire upon the conversion of preferred stock or convertible subordinated notes or the exercise of stock options and warrants within 60 days of the date of this table are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated in the footnotes to this table or as affected by applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

                               Total Number of Shares Percentage of Class of
       Name and Address of        of Common Stock          Common Stock
        Beneficial Owner       Beneficially Owned(1)  Beneficially Owned(1)
        ----------------       ---------------------- ----------------------
   Dime Capital Partners, Inc.       2,518,571(2)              37.1%
    1401 Valley Road
    3rd Floor
    Wayne, NJ 07470

   J.B. Doherty...............       1,052,144(3)              15.5%
    c/o TDH III, LP
    919 Conestoga Road
    Building One, Suite 201
    Rosemont, PA 19010

   TDH III, LP................         937,144(4)              13.8%
    919 Conestoga Road
    Building One, Suite 201
    Rosemont, PA 19010

   Bruce M. Gillis............         429,452(5)               6.3%
    331 Aubrey Road
    Wynnewood, PA 19096

   Fagan Investment Group.....         351,600(6)               5.2%
    5201 N. O'Connor Blvd.
    Suite 400
    Irving, TX 75039

   Mitchell J. Taube..........         248,904(7)               3.7%
    c/o ImageMax, Inc.
    503 Grasslands Road
    Valhalla, NY 10595

   Rex Lamb...................         242,521(8)               3.6%
    c/o ImageMax, Inc.
    5001 Rentworth Court
    Lincoln, NE 68516

                                   Total Number of Shares Percentage of Class of
       Name and Address of            of Common Stock          Common Stock
        Beneficial Owner           Beneficially Owned(1)  Beneficially Owned(1)
        ----------------           ---------------------- ----------------------
David C. Carney...................         110,000(9)               1.6%
 c/o ImageMax, Inc.
 455 Pennsylvania Ave., Suite 128
 Fort Washington, PA 19034

Robert Drury......................          63,571(10)                *
 c/o ImageMax, Inc.
 455 Pennsylvania Ave., Suite 128
 Fort Washington, PA 19034

Jay M. Rose.......................          50,000(11)                *
 c/o ImageMax, Inc.
 455 Pennsylvania Ave., Suite 128
 Fort Washington, PA 19034

Mark P. Glassman..................          42,000(12)                *
 c/o ImageMax, Inc.
 455 Pennsylvania Ave., Suite 128
 Fort Washington, PA 19034

Richard E. Lane...................          11,661(13)                *
 c/o ImageMax, Inc.
 455 Pennsylvania Ave., Suite 128
 Fort Washington, PA 19034

H. Craig Lewis....................           5,000(14)                *
 c/o ImageMax, Inc.
 455 Pennsylvania Ave., Suite 128
 Fort Washington, PA 19034

David B. Walls....................             -- (15)                *
 c/o ImageMax, Inc.
 455 Pennsylvania Ave., Suite 128
 Fort Washington, PA 19034
All Current Executive Officers and
 Directors as a Group (9 persons).       1,460,236(16)             21.5%

--------
* Less than 1% of the outstanding Common Stock.

 (1)As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security, which means the power to dispose, or direct the disposition, of a security. A person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date.

 (2)Represents 1,228,571 and 1,290,000 shares, respectively, issuable upon the conversion of convertible subordinated notes and the exercise of warrants, both of which are exercisable at $3.50 per share, within 60 days of April 30, 2002. On April 12, 2002, ImageMax entered into a commitment letter to amend the convertible subordinated note agreement pursuant to which the convertible subordinated notes and warrants were issued--see "Certain Relationships and Related Transactions."

 (3)Includes 937,144 shares, beneficially owned by TDH III, LP and issuable upon conversion of convertible subordinated notes and the exercise of warrants, both of which are exercisable at $3.50 per share, within 60 days of April 30, 2002. On April 12, 2002, ImageMax entered into a commitment letter to amend the convertible subordinated note agreement pursuant to which the convertible subordinated notes and warrants were issued--see "Certain Relationships and Related Transactions." See footnote 4 below. Mr. Doherty is the Managing General Partner of TDH III, LP. Excludes 12,000 shares issuable at $0.45 per share upon the exercise of stock options granted April 24, 2001, which are not exercisable within 60 days of April 30, 2002.

 (4)Represents 457,144 and 480,000 shares issuable upon the conversion of convertible subordinated notes and the exercise of warrants, both of which are exercisable at $3.50 per share, within 60 days of April 30, 2002. On April 12, 2002, ImageMax entered into a commitment letter to amend the convertible subordinated note agreement pursuant to which the convertible subordinated notes and warrants were issued--see "Certain Relationships and Related Transactions."

 (5)Includes 100,000 shares issuable upon the exercise of stock options granted which are exercisable at $12.00 per share within 60 days of April 30, 2002 and expire on December 8, 2002.

 (6)As reported on Schedule 13d-3 filed on or about October 23, 2001.

 (7)Includes 10,000 and 25,000 shares, respectively, issuable upon the exercise of stock options granted which are exercisable at $2.375 and $1.6875 per share within 60 days of April 30, 2002 and expire on May 28, 2002.

 (8)Includes 15,000 and 3,333 shares, respectively, issuable upon the exercise of stock options granted which are exercisable at $2.375 and $1.6875 per share within 60 days of April 30, 2002. Excludes 6,667 and 10,000 shares, respectively, issuable at $1.6875 and $0.45 per share upon the exercise of stock options granted February 15, 2000 and April 24, 2001, which are not exercisable within 60 days of April 30, 2002.

 (9)Includes 10,000, 58,000 and 25,000 shares, respectively, issuable upon the exercise of stock options granted which are exercisable at $2.375, $1.75 and $1.6875 per share within 60 days of April 30, 2002. Excludes 50,000 and 37,500 shares, respectively, issuable at $1.6875 and $0.45 per share upon the exercise of stock options granted February 15, 2000 and April 24, 2001, which are not exercisable within 60 days of April 30, 2002.

(10)Includes 28,571 and 30,000 shares, respectively, issuable upon the conversion of convertible subordinated notes and the exercise of warrants, both of which are exercisable at $3.50 per share, within 60 days of April 30, 2002. On April 12, 2002, ImageMax entered into a commitment letter to amend the convertible subordinated note agreement pursuant to which the convertible subordinated notes and warrants were issued--see "Certain Relationships and Related Transactions." Also includes 5,000 shares issuable upon the exercise of stock options granted which are exercisable at $1.625 per share within 60 days of April 30, 2002. Excludes 10,000 and 12,000 shares, respectively, issuable at $1.625 and $0.45 per share upon the exercise of stock options granted June 9, 2000 and April 24, 2001, which are not exercisable within 60 days of April 30, 2002.

(11)Excludes 50,000 shares issuable at $0.20 per share upon the exercise of stock options granted on November 16, 2001, which are not exercisable within 60 days of April 30, 2002.

(12)Includes 12,000 and 25,000 shares, respectively, issuable upon the exercise of stock options granted which are exercisable at $2.375 and $1.6875 per share within 60 days of April 30, 2002. Excludes 100,000 shares, half of which are issuable at $1.6875 and half at $0.45 per share, respectively, upon the exercise of stock options granted February 15, 2000 and April 24, 2001, which are not exercisable within 60 days of April 30, 2002.

(13)Includes 11,667 shares issuable upon the exercise of stock options granted which are exercisable at $1.41 per share within 60 days of April 30, 2002. Excludes 10,000 and 12,000 shares, respectively, issuable at $1.50 and $0.45 per share upon the exercise of stock options granted June 5, 2000 and April 24, 2001, which are not exercisable within 60 days of April 30, 2002.

(14)Includes 5,000 shares issuable upon the exercise of stock options granted which are exercisable at $1.50 per share within 60 days of April 30, 2002. Excludes 10,000 and 12,000 shares, respectively, issuable at $1.50 and $0.45 per share upon the exercise of stock options granted June 5, 2000 and April 24, 2001, which are not exercisable within 60 days of April 30, 2002.

(15)Excludes 20,000 shares issuable at $0.55 per share upon the exercise of stock options granted May 3, 2001, which are not exercisable within 60 days of April 30, 2002.

(16)Includes 485,715 and 510,000 shares, respectively, issuable upon the conversion of convertible subordinated notes and the exercise of warrants, both of which are exercisable at $3.50 per share, within 60 days of April 30, 2002. On April 12, 2002, ImageMax entered into a commitment letter to amend the convertible subordinated note agreement pursuant to which the convertible subordinated notes and warrants were issued--see "Certain Relationships and Related Transactions." Also includes 170,000 shares, which are issuable upon the exercise of stock options granted which are exercisable within 60 days of April 30, 2002, and excludes 352,167 shares issuable upon the exercise of stock options, which are not exercisable within 60 days of April 30, 2002.

               PROPOSAL NO. 1 -- ELECTION OF CLASS II DIRECTORS

   The board of directors consists of 6 directors and is divided into three classes of directors with each director serving a three-year term. Each year, only one class of directors is subject to a shareholder vote. Two Class II directors will be elected at the annual meeting, to a three-year term. The Class II members are J.B. Doherty and Mark P. Glassman; Class III members are Rex Lamb and H. Craig Lewis; and Class I members presently are: David C. Carney and Robert E. Drury. Members of Class III and Class I of the board of directors are not standing for election and their terms expire in 2003 and 2004, respectively. Additionally, Mr. Rex Lamb has informed us that as of the annual meeting, he will be resigning from the board of directors. We are grateful for Mr. Lamb's many years of service to the Company and we would like to thank him for his contributions and will miss his participation on the board of directors. Upon Mr. Lamb's resignation, the board of directors will be reduced to five directors.

   J.B. Doherty and Mark P. Glassman are the duly nominated nominees for election to the board of directors at the annual meeting to serve until the annual meeting of shareholders in 2005 and until his successor shall have been elected and qualified.

   The affirmative vote of a plurality of shares of the common stock present or represented at the annual meeting and entitled to vote is required for the election of the Class II nominees. In case any of the nominees should become unavailable for election, for any reason not presently known or contemplated, the persons named on the proxy will have discretionary authority to vote pursuant to the proxy for a substitute.

   The following table sets forth the name, age and principal occupation of each director, including the nominees.

        Name             Age Since      Principal Occupation
        ----             --- -----      --------------------
    David C. Carney..... 65  1997  Chairman of the Board of Directors
    J.B. Doherty........ 58  2000  Director
    Robert E. Drury..... 55  2000  Director
    Mark P. Glassman.... 38  2001  Chief Executive Officer and Director
    Rex Lamb............ 43  1997  Director
    H. Craig Lewis...... 57  2000  Director

   DAVID C. CARNEY became a director of ImageMax in December 1997 and has served as Chairman of the board of directors since May 1999. Mr. Carney served as ImageMax's Acting Chief Executive Officer from June 2000 to June 2001. Mr. Carney was the Executive Vice President of Jefferson Health System, a health care organization, from 1996 to April 1999. From 1991 to 1995, Mr. Carney served as the Chief Financial Officer of CoreStates Financial Corporation. From 1980 to 1991, he served as the Philadelphia area managing partner of Ernst & Young LLP. Mr. Carney currently serves as a director of Radian Group, Inc.
(NYSE), and AAA Mid-Atlantic and AAA Mid-Atlantic Insurance Companies. Mr. Carney has an undergraduate degree from Temple University and is a graduate of the Advanced Management Program at the Harvard Business School.

   J. B. DOHERTY became a director of ImageMax in March 2000. Mr. Doherty has been a Chairman and President of Private Equity Management Company and Managing General Partner of TDH since 1992. Mr. Doherty joined K.S. Sweet Associates, a predecessor to TDH, in 1973. Prior to his role at TDH, Mr. Doherty worked in corporate finance and private placements with Blyth Eastman Dillon. From 1970 to 1972, Mr. Doherty worked at AT&T and Raychem Corporation. Mr. Doherty currently serves as a director of Monitoring Technology Corporation. Mr. Doherty holds a bachelor's of science degree in engineering from the United States Naval Academy, an MBA from Stanford, and is a former officer in the United States Marine Corps.

   ROBERT E. DRURY became a director of ImageMax in March 2000. Mr. Drury has been the Chief Financial Officer of ChemConnect, Inc.; a private company providing Internet based e-business solutions and Internet exchange services to the worldwide chemical industry since 1998. Prior to his role at ChemConnect, Mr. Drury was the Senior Vice President and Corporate Treasurer at Sodexho Marriott Services. From 1984 to 1994, Mr Drury was Senior Vice President and Chief Financial Officer of the Leisure/International Sector at Aramark Corporation. Mr. Drury holds a bachelor's of science degree in industrial engineering from Lafayette College and a master's degree in finance and international business from New York University.

   MARK P. GLASSMAN became a director of ImageMax in April 2001 and has served as ImageMax's Chief Executive Officer since June 2001. Mr. Glassman joined ImageMax in February 1998 as Corporate Controller and was promoted to Chief Accounting Officer in October 1998, Chief Financial Officer in May 1999, and served as President and Chief Operating Officer from March 2001 until June 2001. From 1993 to February 1998, Mr. Glassman was employed at Right Management Consultants, Inc., a publicly held international consulting firm, where he held various financial and operational positions, including Corporate Accounting Director and Corporate Director of Planning and Development. From 1987 to 1993, Mr. Glassman was an auditor with Touche Ross & Co. and Deloitte & Touche. Mr. Glassman has an undergraduate degree in Business from Temple University.

   REX LAMB previously managed ImageMax's Lincoln, Nebraska business unit until March 2000, and has served as a director of ImageMax since December 1997. In October 2000, Mr. Lamb was appointed Vice President of Sales for ImageMax's Midwest region. From March 2000 until October 2000, Mr. Lamb served as ImageMax's Senior Vice President--Technology. Mr. Lamb founded DocuTech, Inc.; a document management services company, in 1991 and served as its President from inception until its acquisition by us in December 1997. Mr. Lamb has an undergraduate degree in Education from the University of Nebraska.

   H. CRAIG LEWIS became a director of ImageMax in April 2000. Mr. Lewis has been the Vice President--Corporate Affairs at Norfolk Southern Corporation since 1997. Prior to joining Norfolk Southern, Mr. Lewis was a partner with the law firm of Dechert Price & Rhodes. From 1971 to 1994, Mr. Lewis served in the State Senate of Pennsylvania where he chaired the Judiciary and Ethics Committees and was Minority Chairman of the Appropriations Committee. Mr. Lewis currently serves as a director of Raytech Corporation (NYSE). Mr. Lewis holds an undergraduate degree from Millersville University and J.D. from Temple University School of Law.

   During 2001, the board of directors met eight (8) times. There was no incumbent who, during the last full fiscal year, attended in person or by phone fewer than 75% of the meetings of the board of directors.

Committees of the Board

   During 2001, the board of directors had a compensation committee and audit committee.

   The compensation committee of the board of directors, subject to the approval of the board of directors, determines the compensation of the Company's executive officers and oversees the administration of executive compensation programs. During 2001, the compensation committee was comprised of Mr. Doherty, Mr. Lewis and Mr. Bacas, until his resignation in October 2001. Currently, the compensation committee is comprised of Mr. Doherty, Mr. Lewis and Mr. Drury. The compensation committee held five (5) meetings during 2001.

   The audit committee recommends independent auditors, reviews the results and scope of the annual audit, the services provided by the Company's independent auditors and the recommendations of the auditors with respect to the Company's accounting systems and controls. During 2001, the audit committee was comprised of Mr. Drury, Mr. Doherty and Mr. Lewis. The audit committee held seven (7) meetings during 2001. Representatives of the Company's independent accounting firm, Ernst & Young LLP, met with Mr. Drury, Mr. Doherty and Mr. Lewis on March 29, 2002 and reviewed their examination of the Company's financial statements for the year ended December 31, 2001.

Compensation of Directors

   Directors are reimbursed for travel expenses incurred for each board and committee meeting attended in person. Outside directors are compensated at a rate of $1,000 per meeting attended in person and $500 per telephonic meeting. Committee members are compensated at a rate of $500 per committee meeting attended. In 2001, ImageMax granted the following directors the options set forth below under its 1997 Incentive Plan.

             Name                  Shares  Date Issued   Exercise Price
             ----                  ------  -----------   --------------
         David C. Carney.......... 37,500 April 24, 2001     $0.45
         J.B. Doherty............. 12,000 April 24, 2001     $0.45
         Robert E. Drury.......... 12,000 April 24, 2001     $0.45
         Mark P. Glassman......... 50,000 April 24, 2001     $0.45
         Rex Lamb................. 10,000 April 24, 2001     $0.45
         H. Craig Lewis........... 12,000 April 24, 2001     $0.45
         Andrew R. Bacas (1)...... 12,000 April 24, 2001     $0.45
         Mitchell J. Taube (2).... 25,000 April 24, 2001     $0.45

--------

(1)Resigned from the Board of Directors effective as of October 26, 2001.

(2)Resigned from the Board of Directors effective as of November 30, 2001.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE DIRECTOR NOMINEES IN
                                PROPOSAL NO. 1

                              EXECUTIVE OFFICERS

   Executive officers serve at the discretion of the Board and serve until their successors have been duly elected and qualified or until their earlier resignation or removal. ImageMax's current executive officers are as follows:

         Name         Age          Position(s) Held With ImageMax
         ----         ---          ------------------------------

     David C. Carney. 65  Chairman of the Board of Directors

     Mark P. Glassman 38  Chief Executive Officer and Director

     Jay M. Rose..... 50  Executive Vice President--Sales and Marketing

     Richard E. Lane. 34  Senior Vice President--Operations

     David B. Walls.. 39  Chief Financial Officer, Treasurer and Secretary

   DAVID C. CARNEY has served as a director of since December 1997 and Chairman of the board of directors since May 1999. Mr. Carney served as ImageMax's Acting Chief Executive Officer from June 2000 to June 2001. Mr. Carney was the Executive Vice President of Jefferson Health System, a health care organization, from 1996 to April 1999. From 1991 to 1995, Mr. Carney served as the Chief Financial Officer of CoreStates Financial Corporation. From 1980 to 1991, he served as the Philadelphia area managing partner of Ernst & Young LLP. Mr. Carney currently serves as a director of Radian Group, Inc. (NYSE), and AAA Mid-Atlantic and AAA Mid-Atlantic Insurance Companies. Mr. Carney has an undergraduate degree from Temple University and is a graduate of the Advanced Management Program at the Harvard Business School.

   MARK P. GLASSMAN has served as ImageMax's Chief Executive Officer since June 2001. Mr. Glassman joined ImageMax in February 1998 as Corporate Controller and was promoted to Chief Accounting Officer in October 1998, Chief Financial Officer in May 1999, and served as President and Chief Operating Officer from March 2001 until June 2001. From 1993 to February 1998, Mr. Glassman was employed at Right Management Consultants, Inc., a publicly held international consulting firm, where he held various financial and operational positions, including Corporate Accounting Director and Corporate Director of Planning and Development. From 1987 to 1993, Mr. Glassman was an auditor with Touche Ross & Co. and Deloitte & Touche. Mr. Glassman has an undergraduate degree in Business from Temple University.

   JAY M. ROSE is the Executive Vice President--Sales and Marketing. He joined ImageMax in November 2001. From 1998 to 2001, Mr. Rose was employed by First Consulting Group, a publicly held global consulting firm focused on information technology for the healthcare and life sciences industries as an Executive Vice President and the Managing Director of FCG Life Sciences. From 1995 to 1998, Mr. Rose was employed by Integrated Systems Consulting Group, a publicly held systems integration services firm, where he held several positions including Chief Operating Officer and Vice President of Sales. From 1983 to 1995, Mr. Rose held a variety of positions at Shared Medical Systems, a publicly held company providing information technology software and services to the healthcare industry. Mr. Rose holds a BA from Wesleyan University, a MSE from the University of Pennsylvania, and a MBA from Stanford University.

   RICHARD E. LANE was promoted to Senior Vice President--Operations in February 2002. Mr. Lane joined ImageMax in June 2000, as a Product Manager and was promoted to Senior Vice President of Technology in November 2000. In 1993, he founded Record Technologies, Inc. (RTI), a service bureau focused on the Litigation Support market, which he operated until January 2000. From 1990 to 1993, Dun & Bradstreet Software, a developer of financial and manufacturing applications, employed Mr. Lane, where he held various consulting positions within their Professional Services division. Mr. Lane has an undergraduate degree in Business from Bowling Green University.

   DAVID B. WALLS has served as Chief Financial Officer since May 2001 when he joined ImageMax. From March 1995 to September 2000, Mr. Walls was employed at Campbell Soup Company, where he held various operational and corporate finance positions, including Vice-President Finance--Campbell's Away from Home Division and Director--Financial Reporting and Analysis. From 1985 to March 1995, Mr. Walls was an auditor with Price Waterhouse. Mr. Walls has an undergraduate degree in Accounting from Widener University and is a certified public accountant.

                            EXECUTIVE COMPENSATION

   The following table summarizes the compensation of the named executive officers for the last three fiscal years.

                                 Annual Compensation             Long Term Compensation
                          ---------------------------------- ------------------------------
                                                                     Awards         Payouts
                                                             ---------------------- -------
                                                   Other     Restricted Securities   LTIP       All
        Name and                                   Annual      Stock    Underlying  Payouts    other
   Principal Position     Year  Salary   Bonus  Compensation   Awards   Options (#)   ($)   Compensation
   ------------------     ---- -------- ------- ------------ ---------- ----------- ------- ------------
David C. Carney (1)       2001 $131,250      --        --        --        37,500     --         --
 Chairman of the          2000   93,389      --        --        --        75,000     --         --
 Board and Former Acting  1999       --      --        --        --        58,000     --         --
 Chief Executive Officer

Mark P. Glassman (2)      2001 $170,625      --    $2,021        --        50,000     --         --
 Chief Executive          2000  137,046 $30,000       692        --        75,000     --         --
 Officer                  1999  101,731  15,000        --        --            --     --         --

Jay M. Rose (3)
 Executive Vice           2001 $ 17,875      --        --        --        50,000     --         --
 President--Sales and     2000       --      --        --        --            --     --         --
 Marketing                1999       --      --        --        --            --     --         --

Richard E. Lane (4)       2001 $122,481 $ 7,500    $1,336        --        20,000     --         --
 Senior Vice President    2000   60,077   7,500        --        --        35,000     --         --
 --Operations             1999               --        --        --            --     --         --

David B. Walls (5)        2001 $ 89,654 $ 5,000        --        --        20,000     --         --
 Chief Financial          2000       --      --        --        --            --     --         --
 Officer, Treasurer and   1999       --      --        --        --            --     --         --
 Secretary

Blair Hayes (6)           2001 $191,780      --    $  909        --            --     --         --
 Former President and     2000  162,019      --     2,329        --       100,000     --         --
 Chief Operating Officer  1999  114,577      --     2,194        --            --     --         --

Mitchell J. Taube (7)
 Former Executive         2001 $142,077      --    $2,045        --        25,000     --         --
 Vice President--         2000  143,269 $55,000     4,973        --        75,000     --         --
 Marketing & Sales        1999  111,346      --     1,154        --            --     --         --
 Development

--------
(1)Mr. Carney served as Acting Chief Executive Officer from June 2000 to June 2001. Mr. Carney became a director of ImageMax in December 1997 and has served as Chairman of the board of directors since May 1999.

(2)As of June 2001, Mr. Glassman was appointed to the position of Chief Executive Officer. Mr. Glassman was President and Chief Operating Officer from March 2001 to June 2001, Chief Financial Officer from May 1999 to March 2001, and Chief Accounting Officer from October 1998 to May 1999. Previous to that date, Mr. Glassman held the position of Corporate Comptroller.

(3)Mr. Rose has held the position of Executive Vice President--Sales and Marketing since he joined ImageMax in November 2001. Mr. Rose's annual salary is $165,000.

(4)Mr. Lane has held the position of Senior Vice President--Operations since February 2002. Mr. Lane served as Senior Vice President--Technology from November 2000 to January 2002. Previous to November 2000, Mr. Lane served as Product Manager from June 2000 to October 2000.

(5)Mr. Walls has held the position of Chief Financial Officer, Treasurer and Secretary since he joined ImageMax in May 2001. Mr. Walls' annual salary is $150,000.

(6)As of March 2002, Mr. Hayes resigned from the position of President and Chief Operating Officer. Mr. Hayes served as President and Chief Operating Officer from April 2000 through March 2001. Mr. Hayes was Executive Vice-President--Operations from May 1999 to April 2000. Previous to that date, Mr. Hayes held the position of General Manager and Business Unit Support Manager/Group Leader.

(7)As of November 2001, Mr. Taube resigned from the position of Executive Vice President--Marketing & Sales Development. Mr. Taube served as ImageMax's Executive Vice-President--Marketing & Sales Development from March 2000 to November 2001. Mr. Taube managed the Company's New York (Westchester County) business unit from December 1997 until March 2000.

Stock Option Grants in 2001

   Under ImageMax's 1997 Incentive Plan, 202,500 stock options were granted in 2001 to the named executive officers at exercise prices of $0.55, $0.45 and $0.20.

                                                                  Potential Realizable
                                                                    Value at Assumed
                                                                    Annual Rates of
                                                                      Stock Price
                            % of Total                              Appreciation for
                  Number of  Options                                  Option Term
                   Options  Granted to Exercise                   --------------------
      Name         Granted   Employee   Price    Expiration Date   5% ($)    10% ($)
      ----        --------- ---------- -------- ----------------- ------    -------
David C. Carney..  37,500      7.9%     $0.45   April 24, 2006    $4,662    $10,302
Mark P. Glassman.  50,000      10.6%    $0.45   April 24, 2006     6,216     13,736
Jay M. Rose......  50,000      10.6%    $0.20   November 16, 2006  2,763      6,105
Richard E. Lane..  20,000      4.2%     $0.45   April 24, 2006     2,487      5,495
David B. Walls...  20,000      4.2%     $0.55   May 3, 2006        3,039      6,716
Mitchell J. Taube  25,000      5.3%     $0.45   April 24, 2006     3,108      6,868

                Aggregated Option Exercises in Last Fiscal Year
                       And Fiscal Year-End Option Values

   The table below shows option exercises by the named executive officers in 2001 and year-end amounts of shares of common stock underlying outstanding options.

                                              Number of Securities        Value of Unexercised
                                             Underlying Unexercised       In-the-Money Options
                     Shares                   Options at FY-End (#)          at FY-End ($)
                   Acquire on     Value     ------------------------- ----------------------------
    Name          Exercise (#) Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable(1)
    ----          ------------ ------------ ------------------------- ----------------------------
David C. Carney..      --           --            93,000/87,500                   $--
Mark P. Glassman.      --           --           37,000/100,000                    --
Jay M. Rose......      --           --                 0/50,000                    --
Richard E. Lane..      --           --            11,667/43,333                    --
David B. Walls...      --           --                 0/20,000                    --
Mitchell J. Taube      --           --            35,000/75,000                    --

--------
(1) Basedon a closing price of $0.28 on the OTC Bulletin Board on December 31, 2001, the last business day of 2001, there is no value ascribed to the exercisable or unexercisable options at that date.

   Mr. Carney was granted 10,000, 58,000, 75,000 and 37,500 options, respectively, on October 1, 1998, June 29, 1999, February 15, 2000 and April 24, 2001 at exercise prices of $2.375, $1.75, $1.6875 and $0.45, the closing price on those dates. One-third of the options granted in 2000, and all of the options granted in 1998 and 1999 were exercisable at December 31, 2001.

   Mr. Glassman was granted 12,000, 75,000 and 50,000 options, respectively, on October 1, 1998, February 15, 2000 and April 24, 2001 at exercise prices of $2.375, $1.6875 and $0.45, the closing price on those dates. One-third of the options granted in 2000, and all of the options granted in 1998 were exercisable at December 31, 2001.

   Mr. Rose was granted 50,000 options on November 16, 2001 at an exercise price of $0.20, the closing price on that date.

   Mr. Lane was granted 35,000 and 20,000 options, respectively on June 1, 2000 and April 24, 2001 at exercise prices of $1.41 and $0.45, the closing prices on those dates. One-third of the options granted in 2000 were exercisable at December 31, 2001.

   Mr. Walls was granted 20,000 options on May 3, 2001 at an exercise price of $0.55, the closing price on that date.

   Mr. Taube was granted 10,000, 75,000 and 25,000 options, respectively, on October 1, 1998, February 15, 2000 and April 24, 2001 at exercise prices of $2.375, $1.6875 and $0.45, the closing price on those dates. One-third of the options granted in 2000 and all of the options granted in 1998 were exercisable at December 31, 2001 and expire on May 28, 2002.

Employment Agreements

   ImageMax entered into employment agreements with Mr. Carney, Mr. Glassman, Mr. Hayes and Mr. Taube in April 2000. Mr. Carney's agreement expired on April 1, 2002. Mr. Glassman's agreement expires December 31, 2004. Mr. Hayes employment with the Company terminated as of April 2001. Mr. Taube tendered his resignation to ImageMax effective November 30, 2001 for personal reasons.

   Mr. Carney serves as Chairman of the board of directors at a base annual salary of $131,250. Mr. Glassman serves as Chief Executive Officer at a base annual salary of $175,000. From March 2000 to November 2001,

Mr. Taube served as Executive Vice-President--Marketing and Sales Development at an annual base salary of $150,000. Mr. Taube's employment with ImageMax terminated as of November 2001. In 2000, Mr. Glassman served as Chief Financial Officer (at $150,000 base annual salary) and Chief Accounting Officer. From April 2000 to March 2001, Mr. Hayes served as President and Chief Operating Officer at annual base salary of $175,000.

   At the discretion of the board of directors, the base annual salary of each officer is subject to increases periodically, and each such officer may receive an annual incentive bonus. Each of the employment agreements provides for customary benefits including life, health and disability insurance, and 401(k) plan participation. Each of the employment agreements further provides that if the employee is terminated without cause, or in connection with a change of control, as defined therein, the employee is entitled to receive 12 months' base salary and benefits.

Separation Agreement

   In February 2002, ImageMax entered into a separation agreement with Mr. Taube covering the terms upon which he resigned as Executive Vice President of Marketing and Sales Development. As payment for his past service to ImageMax, the separation agreement provided that we were obligated to pay Mr. Taube $62,500 in two payments made in March and April 2002.

   In June 2001 ImageMax entered into a separation agreement with Mr. Hayes covering the terms upon which he resigned as President and Chief Operating Officer. As payment for his past service to ImageMax, the separation agreement provided that we were obligated to pay Mr. Hayes $175,000 over a period of twelve (12) months, beginning as of April 2001 (the termination date). The separation agreement also provides that Mr. Hayes and his family are allowed to continue to receive coverage under the Company's group medical plan for a period of twelve (12) months beginning April 2001.

   THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE. THE FOLLOWING REPORT SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                            AUDIT COMMITTEE REPORT

   The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent", as required by the listing standards of the Nasdaq National Market. The Committee operates pursuant to a Charter that was last amended and restated by the Board on October 18, 2000, a copy of which is attached as Appendix A hereto. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Committee's responsibility is to monitor and review the financial processes and procedures designed to insure compliance with accounting standards and applicable laws and regulations.

   In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards in the United States, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditor's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and discussed with the auditors any relationships that may impact their objectivity and independence. The Committee also considered whether the provision of non-audit related services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

   Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF
THE COMPANY'S BOARD OF DIRECTORS

Robert Drury, Chairman
J.B. Doherty
H. Craig Lewis

   THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE. THE FOLLOWING REPORT SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         COMPENSATION COMMITTEE REPORT

   The compensation committee of the board of directors, subject to the approval of the board of directors, determines the compensation of the Company's executive officers and oversees the administration of executive compensation programs.

Executive Compensation Policies and Programs

   The executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder returns by achieving aggressive goals. The programs link each executive's compensation directly to performance. A significant portion of each executive's compensation is dependent upon the appreciation of the Company's common stock and meeting financial goals and other individual performance objectives.

   There are three basic components to this "pay for performance" system: base pay; annual incentive bonus; and long-term, equity-based incentive compensation, primarily in the form of stock and/or stock options. Each component is evaluated in the context of competitive conditions. In determining competitive compensation levels, we consider information from several sources, including compensation for comparably sized companies and companies in a similar stage of development. Since the Company's market for executive talent extends beyond the document management industry, the compensation committee considers data for companies in other industries.

   Base pay. Base pay is designed to be competitive within 20% above or below median salary levels at other similarly situated companies for equivalent positions. The executive's actual salary, relative to this competitive framework, varies based on individual performance and the executive's skills, experience and background.

   Annual incentive bonus. In 2001, several executives received bonuses, including Richard E. Lane and David B. Walls. For 2002, award levels, like the base salary levels, are set with reference to competitive conditions and are intended to motivate the Company's executives by providing substantial bonus payments for the achievement of aggressive goals. The actual amounts paid will be determined by a combination of individual and company measurements, with a primary emphasis on EBITDA ("Earnings Before Interest, Taxes, Depreciation and Amortization") and revenue targets. The types and relative importance of specific financial and other business objectives varied among the Company's executives depending on their positions and the particular operations or functions for which they were responsible.

   Long-term equity-based incentive compensation. The long-term equity-based compensation program is designed to be tied directly to shareholder return. The executive is rewarded if the shareholders receive the benefit of appreciation in the price of the common stock. To date under the program, long-term incentive compensation consists of stock option grants, which generally vest over a three-year period. It is anticipated that we will periodically grant new awards to provide continuing incentives for future performance, without regard to the number of outstanding awards.

   The principal purpose of the long-term incentive compensation program is to encourage the Company's executives to enhance the value of the Company, and hence, the price of the common stock and the shareholders' return. This component of the compensation system, through extended vesting, also is designed to create an incentive for the individual to remain with ImageMax.

   Policy with respect to Internal Revenue Code Section 162(m). In 1993, the Internal Revenue Code of 1986 was amended to add Section 162(m). Section 162(m) and the regulations hereunder place a limit of $1,000,000 on the amount of compensation that may be deducted by us in any year with respect to some of the Company's most highly compensated officers. Section 162(m) does not, however, disallow a deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by shareholders. As a general matter, we intend, to the extent practicable, to preserve the deductibility under the Internal Revenue Code of compensation paid to the Company's executive officers while maintaining compensation programs which are sufficient to attract and retain highly qualified executives in a competitive environment. Accordingly, compensation paid under the Company's 1997 Incentive Plan is generally deductible, although certain compensation paid to some executives may not be deductible.

Annual Reviews

   Each year, the compensation committee reviews the executive compensation policies with respect to the linkage between executive compensation and the creation of shareholder value, as well as the competitiveness of the programs. The compensation committee determines what changes, if any, are appropriate in the compensation programs. In conducting these annual reviews, the compensation committee considers information provided by the Chief Executive Officer and Chief Financial Officer and may use surveys and reports prepared by independent compensation consultants. The compensation committee also periodically reviews the levels of ownership in shares and share-equivalents of the common stock for executive officers to assure that they maintain ownership positions that properly motivate performance.

   The compensation committee annually reviews, with the Chief Executive Officer, the individual performance of the other executive officers and the Chief Executive Officer's recommendations with respect to the appropriate compensation awards. Subject to the authorization of the board of directors, the compensation committee approves salary actions and determines the amount of annual bonus and the number of long-term, equity-based awards for each executive officer. The compensation committee also reviews with the Chief Executive Officer, the financial and other objectives for the senior executives and other officers for the upcoming year.

Chief Executive Officer

   Mr. Glassman serves as Chief Executive Officer and has served in such capacity since June 2001. The Company entered into an employment agreement with Mr. Glassman in April 2000, which agreement was amended in March 2001 and June 2001, and which agreement expires on December 31, 2004, pursuant to which Mr. Glassman would receive a base salary of $175,000, subject to increases periodically at the discretion of the board of directors, and the grant of options, among other things. In October 1998, February 2000, and April 2001, respectively, the board of directors granted Mr. Glassman 12,000, 75,000, and 50,000 stock options. The grants were made to provide a stock-based incentive to Mr. Glassman for future performance. Mr. Glassman was awarded incentive compensation bonuses of $15,000 and $30,000, respectively, in 1999 and 2001.

   Mr. Carney serves as Chairman of the board of directors and has served in such capacity since May 1999. Mr. Carney served as Acting Chief Executive Officer from June 2000 to June 2001. The Company entered into an employment agreement with Mr. Carney in March 2000, which expired on April 1, 2002, pursuant to which Mr. Carney would receive a base salary of $131,250, subject to periodic review by the board of directors, and the grant of options, among other things. In October 1998, June 1999, February 2000, and April 2001, respectively, the board of directors granted Mr. Carney 10,000, 58,000, 75,000, and 37,500 stock options. The grants were made to provide a stock-based incentive to Mr. Carney for future performance. No incentive compensation was awarded to Mr. Carney. Mr. Carney's employment agreement continues to be in effect beyond his tenure as Acting Chief Executive Officer while Mr. Carney's currently retains his position as Chairman of the board of directors as stipulated in the agreement.

MEMBERS OF THE COMPENSATION COMMITTEE:

J.B. Doherty, Chairman
H. Craig Lewis

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

   Set forth below is a line graph comparing the cumulative total shareholder return on ImageMax's common stock, based on its market price, with the cumulative total return, assuming dividend reinvestment, of the common stock of the companies comprising the S&P 500 Index and the common stock issued by companies in a peer group we selected for the period from December 4, 1997 to December 31, 2001. The peer group consists of FYI, Inc., IKON Office Solutions, Inc., Lason, Inc. and Vestcom International, Inc. The companies included in the peer group were selected primarily because they were publicly held companies with substantial operations in the document management services industry.

              COMPARISON OF FISCAL YEAR CUMULATIVE TOTAL RETURN*
                      AMONG IMAGEMAX, INC., A PEER GROUP,
                            AND THE S & P 500 INDEX

                                          [CHART]

                12/4/1997    12/98    12/99    12/00    12/01
IMAGEMAX, INC.  $100         $ 17     $ 12     $  8     $  2
PEER GROUP      $100         $ 46     $ 28     $ 15     $ 36
S&P 500         $100         $128     $155     $141     $127



                                    Cumulative Total Return
                                -------------------------------
                                12/4/97 12/98 12/99 12/00 12/01
                 -              ------- ----- ----- ----- -----
                 ImageMax, Inc.  $100   $ 17  $ 12  $  8  $  2
                 Peer Group....  $100   $ 46  $ 28  $ 15  $ 36
                 S&P 500.......  $100   $128  $155  $141  $127

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Convertible Subordinated Debt

   On February 15, 2000, the Company completed a $6 million financing transaction involving the sale of convertible subordinated notes (the "Notes") and warrants (the "Investor Warrants") to TDH III, L.P. ("TDH"), Dime Capital Partners, Inc. and Robert E. Drury (collectively, the "Investors"). The proceeds of this financing were used to repay $5 million under the previous credit facility, and provide working capital for ImageMax. Additionally, J.B. Doherty, the managing general partner of TDH, and Mr. Drury, joined the Company's Board of Directors.

   The Notes were due and payable upon the fourth anniversary of the date of issuance and accrue interest at nine percent (9%) payable semi-annually. ImageMax cannot voluntarily prepay the Notes. The Notes were initially convertible into the Company's Common stock, no par value, at $3.50 per share, which price may be adjusted downward if, under certain circumstances, the holders thereof convert the Notes prior to February 15, 2003. The Company also issued the Investor Warrants to the Investors to purchase an additional 1,800,000 shares of Common stock (subject to downward adjustment under certain circumstances), no par value, at $3.50 per share. The Investor Warrants are exercisable beginning the later of (i) one year from the date of issuance or
(ii) the conversion of the Notes into Common Stock. The Investor Warrants expire on February 15, 2005. The estimated fair value of the Investor Warrants of $553,000 has been recorded as an increase to shareholders' equity and a related reduction in the carrying amount of the Notes. We are amortizing the $553,000 discount over the four-year term of the Notes.

   In order for ImageMax to enter into the commitment letter with the Company's senior lenders to restructure the senior credit facility, the Investors had to commit to forego payments of interest until February 2004. As consideration for such forbearance of interest, on April 12, 2002, ImageMax and the Investors entered into a commitment letter to amend the $6 million subordinated debt agreement. Under the terms of the commitment letter, the Investors will receive new convertible subordinated notes (the "New Notes") that replace the existing Notes purchased by the Investors on February 15, 2000 and outstanding interest of $0.27 million will be capitalized. The New Notes and accrued interest will be due and payable on February 15, 2004. Interest will accrue at nine percent (9%) per annum, compounded semi-annually. $1.9 million of the principal amount of the New Notes will be voluntarily convertible into the Company's Common Stock, no par value, at a reduced price of $0.40 per share, for approximately
4.8 million shares of Common Stock.

   In the event that the Investors convert the New Notes or the Company pays all of the outstanding balance on February 15, 2004, the commitment letter provides that the Investor Warrants will be cancelled. If, however, the Company pays substantially all (a minimum of seventy-five percent (75%)) of the New Notes on February 15, 2004, the commitment letter provides that the Investor Warrants will be cancelled and additional warrants (the "Additional Warrants") will be issued for the purchase of 8.2 million shares, no par value, at a price equal to the lesser of (i) $0.25 or (ii) 80% of the then current market price of the Common Stock, which Additional Warrants will be exercisable until February 15, 2006. In the event that the Company elects to pay seventy-five percent (75%) of the outstanding balance on February 15, 2004, the commitment letter provides that the remainder of the outstanding balance will be due on February 15, 2005, and the Additional Warrants cannot be voted or exercised during such year extension; provided, however, that if the Company does not pay the remaining outstanding balance by February 15, 2005, the Additional Warrants would become exercisable and the voting rights are effective. In the event that the Company receives an extension to pay the remainder of the balance until February 15, 2005, the Investors elect to convert the New Notes, and the Company pays the remainder due on February 15, 2005, the commitment letter provides that the Additional Warrants will be cancelled; provided, however, that if the Investors do not convert, the Additional Warrants will be reduced so that the Investors can purchase up to an aggregate of 2.1 million shares of Common Stock, no par value, which will be exercisable until February 15, 2006. If the Company cannot meet the minimum payment threshold on February 15, 2004, the Investor Warrants will be cancelled, the Additional Warrants will be exercisable and the Investors hereunder shall vote the shares of Common Stock exercisable.

   It is anticipated that the Company will enter into definitive agreements with the Investors to amend the $6 million subordinated debt agreement on or before June 8, 2002.

Future Transactions

   The Company has adopted a policy that it will not enter into any material transaction in which a director or officer has a direct or indirect financial interest, unless the transaction is determined by the board of directors to be fair as to the Company or is approved by a majority of the disinterested directors or by the Company's shareholders, as provided for under Pennsylvania law.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than ten percent (10%) of the Company's common stock to file initial reports of ownership and reports of change of ownership with the Securities and Exchange Commission. Executive officers and directors are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, ImageMax believes that, during the preceding year, all reporting persons complied with all applicable filing requirements.

                             INDEPENDENT AUDITORS

   Ernst & Young LLP has served as the Company's independent auditors since September 2000. Ernst & Young LLP has been selected to continue as the Company's independent auditors for the current year. A representative of that firm is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

   The following additional information is provided as required by the Securities and Exchange Commission:

   Audit fees: Audit fees billed to the Company by Ernst & Young LLP, during the Company's 2001 fiscal year for review of the Company's annual report on Form 10-K and its quarterly reports on Form 10-Q, including the financial statements included in those reports, totaled $250,000.

   Other fees: Fees billed to the Company by Ernst & Young LLP during the Company's 2001 fiscal year for tax services totaled $62,700. There were no other non-audit services rendered to the Company in 2001.

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   ImageMax intends to mail next year's proxy statement to its shareholders on or about April 30, 2003. Any shareholder proposal intended to be presented at the 2003 annual meeting of shareholders under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by ImageMax at its office in Fort Washington, Pennsylvania on or before January 8, 2003 in order to be considered for inclusion in the proxy statement and form of proxy relating to that annual meeting.

   On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4(c)(1), as promulgated under the Securities Exchange Act of 1934. The amendment to Rule 14a-4(c)(1) governs the use of discretionary proxy voting authority regarding a shareholder proposal, which the shareholder has not sought to include in the proxy statement. The amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, or any date specified in an advance notice provision, then the proxies will be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

   With respect to the 2003 annual meeting of shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the proxy statement under Rule 14a-8 by March 15, 2003, the proxies will be allowed to use their discretionary authority as outlined above.

                                 OTHER MATTERS

   The board of directors does not intend to bring any matters before the annual meeting, other than as stated in this proxy statement, and is not aware that any other matters will be presented for action at the annual meeting. If any other matters come before the annual meeting, the persons named in the enclosed proxy will vote the proxy with respect thereto, in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

   The cost of preparing, assembling, mailing and soliciting the proxies will be borne by ImageMax. In addition to the use of the mails, the Company's regular employees may solicit proxies, either personally or by telephone. ImageMax does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.

   ImageMax will furnish without charge to any shareholder, upon written or oral request, a copy of its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2001 and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Requests for such documents should be addressed to Mark P. Glassman--Chief Executive Officer of ImageMax, Inc., 455 Pennsylvania Ave., Suite 128, Fort Washington, PA 19428, and telephone number (215) 628-3600.

   All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the annual meeting in accordance with the directions given. In voting by proxy in regard to the election of the Class II directors to serve until the 2005 annual meeting of shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. If no specific instructions are given with respect to the matter to be acted upon, and the proxy is returned properly executed, then the shares represented by the proxy will be voted "for" the election of all Class II nominees.

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.

                                          IMAGEMAX, INC.

                                          /s/ David C. Carney
                                          David C. Carney
                                          Chairman of the Board of Directors

                                                                     APPENDIX A

                       IMAGEMAX AUDIT COMMITTEE CHARTER

PURPOSE

   The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including monitoring the participation of management and the independent auditor in the financial reporting process, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

   In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain, at the Company's expense, outside counsel, auditors or other experts for this purpose. The outside auditor is ultimately accountable to, and the selection, evaluation and replacement of such auditor are the responsibility of, the Board and the Committee.

MEMBERSHIP

   The Committee shall be comprised of no fewer than three members of the Board, and the members of the Committee will meet the composition, expertise and independence requirements of the Audit Committee Policy of the National Association of Securities Dealers (NASD).

   Accordingly, all of the members will be directors:

  . Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

  . Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITY

   The Committee's job is one of oversight, recognizing that the Company's management is responsible for preparing the Company's financial statements. Additionally, the Committee recognizes that financial management including the Internal audit staff as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

   The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  . The Committee shall review and reassess the adequacy of this Charter at least annually, submit the charter to the Board of Directors for approval and have document published at least every three years in accordance with SEC regulations.

  . The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

  . As a whole, or through the Committee chair, the Committee shall review with the auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

  . The Committee shall discuss with management and the outside auditors fit quality and adequacy of the Company's internal controls.

  . The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

  . The Committee shall oversee and approve the budget and costs related to the work performed by the outside auditor and recommend, when appropriate, that management seek competitive bids to perform such work.

  . The Committee shall review the outside auditors audit plan--discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

  . Prior to releasing the year-end earnings, the Committee shall discuss the results of the audit with the outside auditors. The Committee shall have the discretion to meet separately with the internal auditors and the outside auditors, with and without management present, to discuss the results of their examination.

   The Committee Shall:

  . Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

  . discuss with the outside auditors any such disclosed relationships and their impact on outside auditor's independence; and

  . recommend that the Board take appropriate action to oversee the independence of the outside auditor in response to the outside auditor's report to satisfy itself of the auditor's independence.

   Other Audit Committee Responsibilities:

  . Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  . Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                 IMAGEMAX, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all previous proxies, hereby appoints David C. Carney and David B. Walls, or any of them acting individually, as the proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the annual meeting to be held at 10:00 A.M., Eastern Daylight time, June 12, 2002 at The Holiday Inn, 432 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034, and at any adjournment or postponement thereof. In case any of the nominees should become unavailable for election, for any reason not presently known or contemplated, the persons named on the proxy will have discretionary authority to vote pursuant to the proxy for a substitute.

(1)   ELECTION OF DIRECTORS

            [ ]  FOR all nominees listed below.

            [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees:   For a three-year term expiring at the 2005 annual meeting of shareholders:

            J.B. Doherty and Mark P. Glassman

(INSTRUCTION: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)

      --------------------------------------------------------------------

(Please date and sign your proxy on the reverse side and return it promptly)

     This proxy is solicited on behalf of the board of directors. Unless otherwise specified, the shares will be voted "for" the election of the nominee for director listed on the reverse side hereof. This proxy also delegates discretionary authority with respect to any other business, which may properly come before the meeting or any adjournment or postponement thereof.

     The undersigned hereby acknowledges receipt of the notice of annual meeting and proxy statement.

                                 Date:            , 2002

                                 -----------------------------------------------
                                 Signature of Shareholder


                                 -----------------------------------------------
                                 Signature of Shareholder

                                 NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.